UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2020

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano,	Texas	75024	(972)	673-2000
(Address of principal executive offices)		(Zip code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	DNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.03 – Bankruptcy or Receivership

Chapter 11 Filing

On July 30, 2020, Denbury Resources Inc. (the “Company”) and all of the Company’s wholly owned direct and indirect subsidiaries (collectively, “Denbury”) filed petitions for voluntary relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company has filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re Denbury Resources Inc., et al.

The Company will continue to operate its business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Section 2 – Financial Information

Item 2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•
$230.0 million of outstanding borrowings plus $94.7 million of outstanding letters of credit under the Amended and Restated Credit Agreement, dated as of December 9, 2014, as amended, (the “RBL”), by and among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

•
$584.7 million in outstanding aggregate principal amount of the 9% Senior Secured Second Lien Notes due 2021, issued under the Indenture, dated as of May 10, 2016, as supplemented by that First Supplemental Indenture, dated as of September 8, 2017 and as further supplemented by that Second Supplemental Indenture, dated as of July 27, 2018.

•
$455.7 million in outstanding aggregate principal amount of the 9¼% Senior Secured Second Lien Notes due 2022, issued under the Indenture, dated as of December 6, 2017, as supplemented by that First Supplemental Indenture, dated as of July 27, 2018.

•	$20.6 million in outstanding aggregate principal amount of the 7½% Senior Secured Second Lien Notes due 2024, issued under the Indenture, dated as of August 21, 2018.

•	$531.8 million in outstanding aggregate principal amount of the 7¾% Senior Secured Second Lien Notes due 2024, issued under the Indenture, dated as of June 19, 2019.

•	$225.7 million in outstanding aggregate principal amount of the 6⅜% Convertible Senior Notes due 2024, issued under the Indenture, dated as of June 19, 2019.

•
$51.3 million in outstanding aggregate principal amount of the 6⅜% Senior Subordinated Notes due 2021, issued under the Indenture, dated as of February 17, 2011, as supplemented by that First Supplemental Indenture, dated as of December 31, 2014, as further supplemented by that Second Supplemental Indenture, dated as of September 8, 2017 and as further supplemented by that Third Supplemental Indenture, dated as of July 27, 2018.

•
$58.4 million in outstanding aggregate principal amount of the 5½% Senior Subordinated Notes due 2022, issued under the Indenture, dated as of April 30, 2014, as supplemented by that First Supplemental Indenture, dated as of December 31, 2014, as further supplemented by that Second Supplemental Indenture, dated as of September 8, 2017 and as further supplemented by that Third Supplemental Indenture, dated as of July 27, 2018.

•
$136.0 million in outstanding aggregate principal amount of the 4⅝% Senior Subordinated Notes due 2023, issued under the Indenture, dated as of February 5, 2013, as supplemented by that First Supplemental Indenture, dated as of December 31, 2014, as further supplemented by that Second Supplemental Indenture, dated as of September 8, 2017 and as further supplemented by that Third Supplemental Indenture, dated as of July 27, 2018.

•	$111.9 million outstanding under the Pipeline Financing Lease Agreement, dated as of May 30, 2008.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

Press Release

In connection with the filing of the Chapter 11 Cases, Denbury issued a press release on July 30, 2020, a copy of which is attached to this Form 8-K as Exhibit 99.1.

The information contained in this Item 7.01, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Section 8 – Other Events

Item 8.01 – Other Events

Denbury cautions that trading in Denbury’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for Denbury’s securities may bear little or no relationship to the actual recovery, if any, by holders of Denbury’s securities in the Chapter 11 Cases.

This Current Report on Form 8-K contains forward-looking statements. In addition, the Company’s management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect the Company’s current expectations and assumptions regarding its business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, services, prices and other factors as discussed in the Risk Factors section of its other filings with the Securities and Exchange Commission (the “SEC”). While Denbury believes its assumptions are reasonable, it cautions you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for the Company to anticipate all factors that could affect its actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to negotiate, develop, confirm and consummate a plan of reorganization in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including Denbury’s ability to obtain court approvals with respect to motions filed in the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that the Company may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that Denbury may employ to address its liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; the adequacy of and restrictions on Denbury by virtue of the terms of any debtor-in-possession credit facility that it will enter into in connection with the Chapter 11 Cases and restrictions imposed by the applicable courts, and the impact of all of these factors upon the Company’s ability to cap italize on the reorganization process and emerge as an entity equipped to operate as a going concern on a long-term basis; the Company’s ability to achieve its forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce its indebtedness; the Company’s ability to manage its business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in the Company’s SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the Company’s other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by the Company speak only as of the date on which they are made. Factors or events that could cause Denbury’s actual results to differ may emerge from time to time. Denbury undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
99.1*	Denbury Press Release, dated July 30, 2020.
104	The cover page has been formatted in Inline XBRL.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: July 30, 2020	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary